EXHIBIT 99.906 CERTIFICATION

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

Registrant: Nicholas High Income Fund, Inc.

Form: N-CSR Semiannual Report dated June 30, 2018

I, David O. Nicholas, hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	08/30/2018
/s/ David O. Nicholas
David O. Nicholas, President (Chief Executive Officer)

I, Jennifer R. Kloehn, hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	08/30/2018
/s/ Jennifer R. Kloehn
Jennifer R. Kloehn, Treasurer (Chief Financial Officer)

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.